               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 32 to the Registration Statement (Form N-1A)(No. 2-99266) of Voyageur Intermediate Tax Free Funds (comprised of Delaware Tax-Free Minnesota Intermediate Fund) of our report dated October 5, 2001, included in the 2001 Annual Report to shareholders.


                                              /s/ Ernst & Young LLP
                                              -----------------------
                                              Ernst & Young LLP


Philadelphia, Pennsylvania
October 26, 2001
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                         Report of Independent Auditors


To the Shareholders and Board of Trustees
Voyageur Tax-Free Funds - Delaware Tax-Free Minnesota Fund
Voyageur Insured Funds - Delaware Minnesota Insured Fund
Voyageur Intermediate Tax-Free Funds - Delaware Tax-Free Minnesota
  Intermediate Fund
Voyageur Mutual Funds - Delaware Minnesota High-Yield Municipal Bond Fund

We have audited the accompanying statements of net assets of Delaware Tax-Free Minnesota Fund, Delaware Minnesota Insured Fund, Delaware Tax-Free Minnesota Intermediate Fund and Delaware Minnesota High-Yield Municipal Bond Fund (the "Funds") as of August 31, 2001, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods presented from January 1, 1997 through August 31, 2001. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the periods ended December 31, 1996 were audited by other auditors whose report thereon dated February 14, 1997 expressed an unqualified opinion on such financial highlights.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of August 31, 2001, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the above listed Funds at August 31, 2001, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and their financial highlights for each of the periods presented from January 1, 1997 through August 31, 2001, in conformity with accounting principles generally accepted in the United States.


                                              /s/ Ernst & Young LLP
                                              -----------------------
                                              Ernst & Young LLP


Philadelphia, Pennsylvania
October 5, 2001